Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Larimar Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.001 per share	457(c) and 457(h)	1,703,895(2)	$5.66(3)	$9,644,045.70(3)	0.0001102	$1,062.78

Total Offering Amounts					$9,644,045.70		$1,062.78

Total Fee Offsets							0

Net Fee Due							$1,062.78

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover an indeterminate number of additional shares of common stock, par value $0.001 per share (“Common Stock”), of Larimar Therapeutics, Inc. (the “Registrant”) issuable under the Larimar Therapeutics, Inc. 2020 Equity Incentive Plan (the “Plan”) by reason of any future stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration by the Registrant, which results in an increase in the number of outstanding shares of Common Stock.

(2)

Represents shares of Common Stock that were added to the shares authorized for issuance under the Plan on January 1, 2023, pursuant to an “evergreen” provision contained in the Plan. Pursuant to such provision in the Plan, as of the first day of each fiscal year, the aggregate number of shares of Common Stock that may be issued under the Plan shall automatically increase by a number equal to the lesser of (i) 4.0% of the total number of shares of Common Stock issued and outstanding on December 31 of the immediately preceding fiscal year and (ii) such smaller number of shares of Common Stock as determined by the Registrant’s Board of Directors. Shares available for issuance under the Plan were previously registered on Form S-8 filed with the Securities and Exchange Commission on October 2, 2020 (Registration No. 333-249287).

(3)

Estimated pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock as reported on The Nasdaq Global Market on March 13, 2023.